UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2014

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01	Other Events.

On October 1, 2014, MusclePharm Corporation (the “Company”) submitted an Option Exercise Notice (the “Notice”) to CoCrystal Pharma, Inc. (f/k/a BioZone Pharmaceuticals, Inc., hereinafter called “CoCrystal”) and a third party escrow agent (the “Escrow Agent”) pursuant to requirements of that certain Asset Purchase Agreement entered into by and between the Company, CoCrystal, and certain of CoCystal’s subsidiaries (the “APA”), which was disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2014.

Pursuant to the Notice, as permitted by to the APA, the Company purchased 250,000 shares of the Company’s common stock, which were being held in escrow, for an aggregate purchase price of $2,500,000, which was wired to the Escrow Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: October 6, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President